UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026
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South Plains Financial, Inc.
(Exact name of registrant as specified in its charter)
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Texas	001-38895	75-2453320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5219 City Bank Parkway Lubbock, Texas	79407
(Address of principal executive offices)	(Zip Code)

(806) 792-7101
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	SPFI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

The Board of Directors (the “Board”) of South Plains Financial, Inc. (the “Company”) routinely assesses the Company’s corporate governance function on an ongoing basis, including composition and succession strategy for the Board and management, as well as the rights of its principal shareholders. As part of that assessment, the Company is announcing a transition within its management team as described in Item 5.02 of this Current Report on Form 8-K below.

In addition, and as a result of changes in the Company’s shareholder ownership since 2019, Henry TAW LP (the “Shareholder”) and the Company mutually agreed to terminate that certain Board Representation Agreement, dated March 7, 2019 (the “Board Representation Agreement”), by and between the Shareholder and the Company, pursuant to which the Shareholder had the right to designate one (1) individual for nomination to the Board, subject to the terms and conditions set forth therein. The Board Representation Agreement was terminated effective as of June 17, 2026.

The Shareholder (through its predecessor) originally acquired shares of the Company’s common stock when the Company was a private entity and not widely-held. At the time the Board Representation Agreement was implemented, the Shareholder owned approximately 16% of the Company’s outstanding shares of common stock. The Company’s shareholder base has since expanded, and the Company’s ownership has become less concentrated among several large shareholders. As a result, the Shareholder presently owns less than 10% of the Company’s outstanding shares of common stock. As part of the Company’s maturation as a publicly traded company and becoming a more widely held entity, the Company believes that it is in the best interest of its shareholders to terminate the Board Representation Agreement.

Richard D. Campbell currently serves as a member of the Board as the Shareholder’s designated representative pursuant to the Board Representation Agreement. Notwithstanding the termination of the Board Representation Agreement, Mr. Campbell will continue to serve as a member of the Board, including as Lead Independent Director, for the remainder of his current term. Mr. Campbell has served on the Board since 2011 and the Company anticipates that Mr. Campbell will be nominated for re-election to the Board when Mr. Campbell’s term expires at the Company’s 2029 annual meeting of shareholders, subject to compliance with all applicable corporate governance policies and procedures of the Company, together with his continued service as Lead Independent Director.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Curtis C. Griffith as Chief Executive Officer

On June 17, 2026, Mr. Curtis C. Griffith, Chairman of the Board and Chief Executive Officer of South Plains Financial, Inc. (the “Company”), notified the board of directors of the Company of his decision to retire as Chief Executive Officer of the Company and transition to an advisory role. On June 17, 2026, the board of directors of the Company voted to accept the voluntary resignation of Mr. Griffith. Mr. Griffith’s retirement as Chief Executive Officer will be effective as of December 31, 2026. Mr. Griffith will remain a director of the Company and its wholly-owned subsidiary, City Bank (the “Bank”), and will continue to serve as Chairman of the Board.

Mr. Griffith’s resignation as Chief Executive Officer of the Company did not relate to any disagreement on matters related to the Company’s operations, policies or practices or any other matter, and Mr. Griffith was not aware of any deficiencies in financial or operating controls at the time of his resignation.

The Company is deeply appreciative of Mr. Griffith for his years of dedicated service as Chief Executive Officer and his contributions to the Company in that role. The Company and the Bank have entered into a Retirement and Consultancy Agreement with Mr. Griffith, the terms of which are described below.

(c)	Appointment of Cory T. Newsom as Chief Executive Officer

On June 17, 2026, the board of directors of the Company appointed Mr. Cory T. Newsom to serve as the Chief Executive Officer of the Company, effective upon Mr. Griffith’s retirement on December 31, 2026.

Mr. Newsom, age 58, was designated as the principal executive officer in November 2024, has served as the President of the Company since 2019 and has served on the board of directors of the Company since 2008. Mr. Newsom was instrumental in the Company’s initial public offering in 2019, and he has led the Company through two strategic acquisitions since becoming a public company in addition to disciplined organic growth. Mr. Newsom has served in multiple roles since at the Company, including as Chief Operating Officer, Senior Vice President, and Executive Vice President. Mr. Newsom also served in numerous roles since beginning his banking career with the Bank in 1984, including as Chief Operating Officer of the Bank from 1993 to 2007 before being named as President and Chief Executive Officer of the Bank in 2008, positions he continues to hold. He has also served on the board of directors of the Bank since 2002. He currently serves on the board of directors of the Lubbock Children’s Home Foundation, Texas Boys Ranch Foundation, and the University Medical Center Foundation and has previously served on the board of directors of the Independent Bankers Association of Texas and the Board of Managers of University Medical Center in Lubbock. Mr. Newsom earned a Bachelor of Business degree in management from Texas Tech University in 1989 and holds licenses as a managing general agent and general lines agent with the Texas Department of Insurance.

There is no family relationship between Mr. Newsom and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. The information required by Item 404(a) of Regulation S-K is incorporated herein by reference to the Company’s definitive proxy statement on Schedule 14A for the Company’s 2026 annual meeting of shareholders, filed with the U.S. Securities and Exchange Commission on April 6, 2026.

A copy of the press release issued by the Company on June 17, 2026 in connection with Mr. Griffith’s retirement, effective December 31, 2026, and Mr. Newsom’s appointment as Chief Executive Officer of the Company, effective upon Mr. Griffith’s retirement, is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

(e)	Retirement and Consultancy Agreement with Curtis C. Griffith

To facilitate a smooth transition of the day-to-day leadership of the Company, and in exchange for Mr. Griffith providing advance notice of his intention to retire as Chief Executive Officer effective as of the close of business on December 31, 2026, the Company and the Bank entered into a Retirement and Consultancy Agreement with Mr. Griffith, dated as of June 17, 2026 (the “Retirement and Consultancy Agreement”).

Under the terms of the Retirement and Consulting Agreement, each of Mr. Griffith, the Company and the Bank have agreed to treat Mr. Griffith’s termination of employment as a termination without “cause” as defined under his Executive Employment Agreement, dated December 19, 2019 and as amended on November 5, 2024 (the “Griffith Employment Agreement”), pursuant to which Mr. Griffith will be entitled to receive the following Non-Protection Period Severance Benefits (as defined in the Griffith Employment Agreement): (A) unpaid base salary through December 31, 2026, (B) accrued but unused vacation pay, sick leave and paid time off, (C) two times his base salary, (D) two times his annual target bonus, (E) full accelerated vesting of outstanding equity awards, with any performance-based awards deemed satisfied at target levels, and (F) a lump sum payment equal to twenty-four months of premiums associated with COBRA coverage for Mr. Griffith and his family. In addition, certain provisions of the Griffith Employment Agreement will survive the termination of Mr. Griffith’s employment, including Mr. Griffith’s Non-Competition, Non-Solicitation and Confidentiality Agreement (included as Exhibit C to the Griffith Employment Agreement).

In consideration for his services rendered to the Company and the Bank, the Retirement and Consultancy Agreement provides that Mr. Griffith will receive a monthly consultancy fee of $11,458.34, paid monthly in arrears, during the term of his Consultancy Period (as defined in the Retirement and Consultancy Agreement). Mr. Griffith will also receive a grant of restricted stock units having a grant date fair value equal to $125,000 on January 1, 2027, with cliff vesting on the one-year anniversary from the date of grant.

As a non-employee director of the Company, Mr. Griffith will receive an annual fee of $50,000 for serving as Chairman of the Board, as well as an annual director fee of $20,000 for serving on the Company’s board of directors and an annual director fee of $42,500 for serving on the Bank’s board of directors.

The foregoing description of the Retirement and Consultancy Agreement is a summary only, and accordingly, does not purport to be complete and is qualified in its entirety to the full text of the Transition Services Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

In connection with the retirement of Mr. Curtis C. Griffith as Chief Executive Officer of the Company, described in Item 5.02 of this Current Report on Form 8-K, and as contemplated by the Retirement and Consultancy Agreement, the Company and Mr. Griffith intend to enter into a Stock Repurchase Agreement (the “Stock Repurchase Agreement”) outside of, and separate from the Company’s previously disclosed share repurchase program. Pursuant to the Stock Repurchase Agreement, on or before June 30, 2026, the Company will repurchase 300,000 shares of common stock of the Company owned by Mr. Griffith in a private transaction at a per share purchase price equal to the closing market price of the Company’s common stock on the date immediately prior to the effective date of the repurchase. The Stock Repurchase Agreement was approved by the board of directors of the Company, with Mr. Griffith recused. The Company believes that the terms of the Stock Repurchase Agreement are comparable to and no more favorable than the terms that could have been obtained in an arm’s length transaction with an unrelated party.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Retirement and Consultancy Agreement, dated June 17, 2026, by and among Curtis C. Griffith, South Plains Financial, Inc., and City Bank (schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

99.1	Press Release, dated June 17, 2026, issued by South Plains Financial, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH PLAINS FINANCIAL, INC.

Dated: June 17, 2026	By:	/s/ Steven B. Crockett
Steven B. Crockett
Chief Financial Officer and Treasurer